EXHIBIT 99.1

Directors of

Pentwater Equity Opportunities Master Fund Ltd.
Pentwater Merger Arbitrage Master Fund Ltd.
PWCM Master Fund Ltd.
Pentwater Unconstrained Master Fund Ltd.

The name, business address, present principal occupation or employment and citizenship of the directors of the Funds listed above are set forth below.   The Funds have no executive officers.

Name	Present Principal Occupation	Citizenship	Residence or Business Address

David Zirin	Chief Operating Officer Pentwater Capital Management LP	United States	614 Davis Street Evanston, IL 60201

Christopher Bowring	Managing Director International Management Services Ltd.	United Kingdom	P.O. Box 61 George Town Grand Cayman KY1-1102 Cayman Islands

Geoff Ruddick	Director Paradigm Governance Partners Limited	Canada	One Capital Place, 3rd Floor 136 Shedden Road P.O. Box 677 Grand Cayman KY1-9006 Cayman Islands

Directors of Investment Opportunities 3 SPC

The name, business address, title, present principal occupation or employment and citizenship of the directors of Investment Opportunities 3 SPC (“MALT”) are set forth below.

Name	Present Principal Occupation	Citizenship	Residence or Business Address

Karla Jocelyn Bodden	Executive Director Queensgate Bank & Trust Co. Ltd.	Cayman Islands	Queensgate Bank & Trust Co. Ltd, P.O. Box 30464 Harbour Place 5th Floor 103 South Church Street Grand Cayman Cayman Islands KY-1202

Carol Reynolds	Executive Director Queensgate Bank & Trust Co. Ltd.	Ireland Cayman Islands United Kingdom	Queensgate Bank & Trust Co. Ltd, P.O. Box 30464 Harbour Place 5th Floor 103 South Church Street Grand Cayman Cayman Islands KY-1202

Directors of Crown Managed Accounts SPC

The name, business address, present principal occupation or employment and citizenship of the directors of Crown Managed Accounts SPC (“CROWN”) are set forth below.

Name	Present Principal Occupation	Citizenship	Residence or Business Address

Gähwiler, Urs	General Counsel LGT Capital Partners Ltd.	Swiss	Herrengasse 12, FL-9490 Vaduz Liechtenstein

Gauch, Roger	Managing Partner LGT Capital Partners Ltd.	Swiss	Herrengasse 12, FL-9490 Vaduz Liechtenstein

Kirkconnell, Stacey-Ann	Consultant LGT Capital Partners Ltd.	British Overseas Territories	Grand Pavillion Commercial Center, 1st Floor 802 West Bay Road Grand Cayman KY1-1207 Cayman Islands

Stainrod, Darren	Consultant LGT Capital Partners Ltd.	United Kingdom	Fidelity Financial Center 3rd Floor Grand Cayman KY1-1105 Cayman Islands

Directors of Oceana Master Fund Ltd.

The name, business address, present principal occupation or employment and citizenship of the directors of Oceana Master Fund Ltd. (“Oceana”), are set forth below.

Name	Present Principal Occupation	Citizenship	Residence or Business Address

David Zirin	Chief Operating Officer Pentwater Capital Management LP	United States	614 Davis Street Evanston, IL 60201

Dennis Hunter	Managing Director Queensgate Bank & Trust Co. Ltd.	Great Britain and Cayman Islands	Queensgate Bank & Trust Co. Ltd, P.O. Box 30464 Harbour Place 5th Floor 103 South Church Street Grand Cayman Cayman Islands KY-1202

Karla Jocelyn Bodden	Executive Director Queensgate Bank & Trust Co. Ltd.	Cayman Islands	Queensgate Bank & Trust Co. Ltd, P.O. Box 30464 Harbour Place 5th Floor 103 South Church Street Grand Cayman Cayman Islands KY-1202

Directors of LMA SPC on behalf of MAP 98 Segregated Portfolio

The name, business address, present principal occupation or employment and citizenship of the directors of LMA SPC on behalf of MAP98 Segregated Portfolio (“MAP”), are set forth below.

Name	Present Principal Occupation	Citizenship	Residence or Business Address

J. Scott Perkins	Executive Managing Director Lighthouse Investment Partners LLC	United States	Lighthouse Investment Partners, LLC 3801 PGA Blvd., Suite 500 Palm Beach Gardens, FL 33410

Robert P. Swan III	Chief Operating Officer Lighthouse Investment Partners LLC	United States	Lighthouse Investment Partners, LLC 3801 PGA Blvd., Suite 500 Palm Beach Gardens, FL 33410

Sean G. McGould	Executive Managing Director Lighthouse Investment Partners LLC	United States	Lighthouse Investment Partners, LLC 3801 PGA Blvd., Suite 500 Palm Beach Gardens, FL 33410